SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          October 14, 1997
                                                   ------------------------

                          The CIT Group, Inc.
    ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                    1-1861                    13-2994534
    ------------------------------------------------------------------------
     (State or other            (Commission             (IRS Employer
     jurisdiction of            File Number)            Identification No.)
     incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
   -------------------------------------------------------------------------


Registrant's telephone number, including area code         (212) 536-1390
                                                       ---------------------


   --------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.        Other Events.
               -----------------

               See attached press release.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   THE CIT GROUP, INC.
                                   -------------------------------------------
                                   (Registrant)


                                   By /s/ JOSEPH M. LEONE
                                   -------------------------------------------
                                   Joseph M. Leone
                                   Executive Vice President and
                                   Chief Financial Officer

Dated:  October 14, 1997

[Logo of The CIT Group, Inc.]





                                              Contact: Joseph M. Leone
                                                       Chief Financial Officer
                                                       (973) 740-5752

FROM:        THE CIT GROUP, INC.
             1211 AVENUE OF THE AMERICAS
             NEW YORK, NY  10036

FOR IMMEDIATE RELEASE
---------------------
         THE CIT GROUP REPORTS THIRD QUARTER AND NINE MONTH NET INCOME;
                 INCREASES OF 16% and 21% FROM THE 1996 PERIODS


       NEW YORK, NEW YORK, October 14, 1997 --- The CIT Group, Inc., one of the nation's largest commercial and consumer lending organizations, today reported net income of $75.3 million for the third quarter of 1997, a 15.7% increase from the $65.1 million reported for 1996. Nine month net income totaled a record $239.1 million, up 21.2% from $197.3 million in 1996. The third quarter and nine month results reflect growth in net finance income from a higher level of financing and leasing assets, increased noninterest revenue and improvements in operating expense efficiency.

     "The CIT Group has again demonstrated the success of its broad based approach to business" said Albert R. Gamper, Jr. president and chief executive officer. "While the current economy continues to create opportunities for the company, it also continues to increase the competition we face from other lending sources. Our continued growth in earnings and assets is indicative of both our long standing commitment to the markets we serve, as well as the talented individuals at CIT" added Gamper.

Financial highlights for 1997:


    Return on average earning assets or "AEA" (average financing and leasing assets less average credit balances of factoring clients) for the third quarter of 1997 was 1.64%, up from 1.57% for the third quarter of 1996. Return on AEA for the first nine months of 1997 was 1.77%, compared to 1.61% for the same period in 1996.

    Financing and leasing assets, primarily comprised of finance receivables, operating lease equipment and consumer finance receivables held for sale, totaled $20.3 billion at September 30, 1997, up 9.5% from $18.6 billion at year end 1996.

    Total managed  assets,  which include both  financing and leasing  assets as well as consumer finance receivables previously securitized and currently managed by the company, increased 11.3% to $22.3 billion at September 30, 1997 from $20.0 billion at December 31, 1996. Growth was broad based, with increases in both the commercial and consumer segments.

    Net finance income rose to $226.0 million (4.92% of AEA) in the third quarter of 1997 compared to $201.4 million (4.84% of AEA) in the third quarter of 1996. For the nine months ended September 30, 1997, net finance income increased to $658.3 million (4.87% of AEA) from $594.1 million (4.86% of AEA) in 1996. The improvements primarily reflect increases in AEA.

   Fees and other income totaled $78.9 million in the third quarter of 1997 compared to $50.9 million in 1996. For the nine months ended September 30, 1997, fees and other income increased to $186.0 million, up $9.2 million from $176.8 million during the same period in 1996. The improvements reflect increased factoring commissions and higher gains on securitizations and equipment sales, partially offset by lower venture capital gains in the nine month period.

    Salaries and general operating expenses for the third quarter of 1997 totaled $103.6 million compared to $97.9 million for the third quarter of 1996. As a percentage of AEA, salaries and general operating expenses were 2.25% compared to 2.35% in the third quarter of 1996. Salaries and general operating expenses for the nine months ended September 30, 1997 were $314.1 million (2.32% of AEA) compared to $291.4 million (2.38% of AEA) during 1996.

    The provision for credit losses rose $11.6 million to $35.8 million in the third quarter of 1997, compared to $24.2 million for the third quarter of 1996. The increase was primarily the result of the rise in finance receivables. Net credit losses during the third quarter of 1997 were $24.6 million, 0.57% of average finance receivables excluding consumer finance receivables held for sale, compared to $22.3 million, 0.54%, for the third quarter of 1996. For the nine months ended September 30, 1997 the provision for credit losses increased to $91.8 million from $78.6 million in 1996. For the nine months ended September 30, 1997, net credit losses totaled $80.1 million, 0.65%, compared to $71.4 million, 0.59%, in 1996.

    Depreciation on operating lease equipment for the third quarter and nine months of 1997 increased to $42.3 million and $108.3 million, compared to $28.0 million and $84.3 million for the corresponding 1996 periods, reflecting growth in the operating lease portfolio.

    Finance receivables past due 60 days or more decreased during the first nine months to $287.9 million (1.60% of finance receivables) at September 30, 1997, from $292.3 million (1.72% of finance receivables) at December 31, 1996. Finance receivables on nonaccrual status also declined to $83.6 million (0.47% of finance receivables) at September 30, 1997 from $119.6 million (0.70% of finance receivables) at year end 1996.

    Assets received in satisfaction of loans decreased to $37.7 million at September 30, 1997 from $47.9 million at December 31, 1996.

    Nonperforming assets, comprised of finance receivables on nonaccrual status and assets received in satisfaction of loans, as a percentage of finance receivables, were 0.68% at September 30, 1997, down from 0.99% at December 31, 1996.

    The reserve for credit losses increased to $233.3 million (1.30% of finance receivables) at September 30, 1997 from $220.8 million (1.30% of finance receivables) at December 31, 1996.

    The ratio of total debt to stockholders' equity and redeemable preferred securities of subsidiary trust, was 6.25 to 1 at September 30, 1997, compared to 7.04 to 1 at December 31, 1996. The ratio of total debt and redeemable preferred securities of subsidiary trust to stockholders' equity was 7.06 to 1 at September 30, 1997, compared to 7.04 to 1 at December 31, 1996.

    On September 26, 1997, The CIT Group, Inc. announced that it had filed a registration statement with the Securities and Exchange Commission for an initial public offering of 20% of CIT's common stock. Shares of common stock of CIT may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

   The CIT Group, Inc. is owned 80 percent by The Dai-Ichi Kangyo Bank, Limited, one of the largest banks in the world, and 20 percent by The Chase Manhattan Corporation, the largest bank holding company in the United States.
               (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)
                                      # # #

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (Dollar Amounts in Millions)



                                                  Three Months Ended
                                                     September 30,
                                     ------------------------------------------
                                          1997    % to AEA    1996     % to AEA
                                          ----    --------    ----     --------
Finance income                       $    463.0     9.96%*  $ 415.8       9.95%*
Interest expense                          237.0     5.04*     214.4       5.11 *
                                     ----------     ----    -------       ----
  Net finance income                      226.0     4.92      201.4       4.84

Fees and other income                      78.9     1.71       50.9       1.23
                                     ----------     ----    -------       ----
  Operating revenue                       304.9     6.63      252.3       6.07
                                     ----------     ----    -------       ----
Salaries and general operating
 expenses                                 103.6     2.25       97.9       2.35

Provision for credit losses                35.8     0.78       24.2       0.58

Depreciation on operating lease
  equipment                                42.3     0.92       28.0       0.68

Minority interest in subsidiary trust
holding solely debentures of the
  company                                   4.8     0.10         -           -
                                     ----------     ----    -------       ----
  Operating expenses                      186.5     4.05      150.1       3.61
                                     ----------     ----    -------       ----
Income before provision for income
 taxes                                    118.4     2.58      102.2       2.46

Provision for income taxes                 43.1     0.94       37.1       0.89
                                     ----------     ----    -------       ----
  Net income                          $    75.3     1.64%    $ 65.1       1.57%
                                     ==========     ====     ======       ====
Average earning assets
  (AEA)                              $ 18,389.9          $ 16,636.6


* Excludes interest income and interest expense relating to interest-bearing deposits.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (Dollar Amounts in Millions)



                                            Nine Months Ended
                                              September 30,
                              -------------------------------------------------
                                  1997      % to AEA          1996     % to AEA
                              ---------     --------    ----------     --------
Finance income                $ 1,352.0       9.91%*    $  1,222.3       9.94%*
Interest expense                  693.7       5.04*          628.2       5.08 *
                              ---------       ----      ----------       ----
  Net finance income              658.3       4.87           594.1       4.86

Fees and other income             186.0       1.38           176.8       1.44
Gain on sale of equity interest
acquired in loan workout           58.0       0.43             -           -
                              ---------       ----      ----------       ----

  Operating revenue               902.3       6.68           770.9       6.30
                              ---------       ----      ----------       ----
Salaries and general operating
 expenses                         314.1       2.32           291.4       2.38

Provision for credit losses        91.8       0.68            78.6       0.64

Depreciation on operating lease
 equipment                        108.3       0.80            84.3       0.69

Minority interest in subsidiary
 trust holding solely debentures
 of the company                    11.5       0.09            -           -
                             ----------       ----      ----------       ----
  Operating expenses              525.7       3.89           454.3       3.71
                             ----------       ----      ----------       ----
Income before provision for
 income taxes                     376.6       2.79           316.6       2.59

Provision for income taxes        137.5       1.02           119.3       0.98
                             ----------       ----      ----------       ----
  Net income                 $    239.1       1.77%     $    197.3       1.61%
                             ==========       ====      ==========       ====
Average earning assets
 (AEA)                       $ 18,029.8                 $ 16,311.9


* Excludes interest income and interest expense relating to interest-bearing deposits.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (Dollar Amounts in Millions)



                                                September 30,      December 31,
                                                       1997               1996
Assets                                          -------------      -----------
Financing and leasing assets
Loans
   Commercial                                     $ 10,540.3        $ 10,195.6
   Consumer                                          3,344.9           3,239.0
Lease receivables                                    4,063.1           3,562.0
                                                   ---------        ----------
   Finance receivables                              17,948.3          16,996.6
Reserve for credit losses                             (233.3)           (220.8)
                                                   ---------        ----------
   Net finance receivables                          17,715.0          16,775.8
Operating lease equipment, net                       1,675.7           1,402.1
Consumer finance receivables held for sale             654.3             116.3
Cash and cash equivalents                              202.9             103.1
Other assets                                           606.4             535.2
                                                  ----------        ----------
   Total assets                                   $ 20,854.3        $ 18,932.5
                                                  ==========        ==========
Liabilities and Stockholders' Equity
Debt
Commercial paper                                  $  6,168.7        $  5,827.0
Variable rate senior notes                           3,461.5           3,717.5
Fixed rate senior notes                              5,659.6           4,761.2
Subordinated fixed rate notes                          300.0             300.0
                                                  ----------        ----------
   Total debt                                       15,589.8          14,605.7
Credit balances of factoring clients                 1,535.3           1,134.1
Accrued liabilities and payables                       686.3             594.0
Deferred Federal income taxes                          550.2             523.3
                                                  ----------        ----------
   Total liabilities                                18,361.6          16,857.1

Company-obligated mandatorily redeemable
preferred securities of subsidiary trust
holding solely debentures of the company               250.0              -

Stockholders' equity
Common stock - authorized, issued and
   outstanding - 1,000 shares                          250.0             250.0
Paid-in capital                                        573.3             573.3
Retained earnings                                    1,419.4           1,252.1
                                                  ----------        ----------
   Total stockholders' equity                        2,242.7           2,075.4
                                                  ----------        ----------
   Total liabilities and stockholders' equity     $ 20,854.3         $18,932.5
                                                  ==========        ==========